February 20, 2009

Applied Signal Technology, Inc.
400 West California Avenue
Sunnyvale, CA 94086-5151

Dear Mr. William B. Van Vleet III:

This letter amendment (this "Amendment") is to confirm the changes agreed upon between WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") and APPLIED SIGNAL TECHNOLOGY, INC. ("Borrower") to the terms and conditions of that certain letter agreement between Bank and Borrower dated as of June 8, 2005, as amended from time to time (the "Agreement"). For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree that the Agreement shall be amended as follows to reflect said changes.

1. The Agreement is hereby amended by deleting "March 1, 2009" as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date "March 1, 2010," with such change to be effective upon the execution and delivery to Bank of a promissory note dated as of February 20, 2009 (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

2. Except as specifically provided herein, all terms and conditions of the Agreement remain in full force and effect, without waiver or modification. All terms defined in the Agreement shall have the same meaning when used herein. This Amendment and the Agreement shall be read together, as one document.

3. Borrower hereby remakes all representations and warranties contained in the Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of Borrower's acknowledgment set forth below there exists no default or defined event of default under the Agreement or any promissory note or other contract, instrument or document executed in connection therewith, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute such a default or defined event of default.

Applied Signal Technology, Inc.
February 20, 2009
Page 2

Your acknowledgment of this Amendment shall constitute acceptance of the foregoing terms and conditions.

Sincerely,
WELLS FARGO BANK,
NATIONAL ASSOCIATION

By: ______________________
Kenneth Edens
Assistant Vice President

Acknowledged and accepted as of MARCH 3, 09:

APPLIED SIGNAL TECHNOLOGY, INC.

By: ______________________
William B. Van Vleet III
Chief Executive Officer, President

S:\SF_Documentation\TEAM1\PEN\AMEND\AppliedSignalTechnology.02.24.09.4th. C-222_CA.DOC (Rev. 04/04) AU #02681, #02 9809 3013